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                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                    _____________

                                       FORM 8-K

                                    CURRENT REPORT



                        Pursuant to Section l3 or l5(d) of the
                           Securities Exchange Act of l934


         Date of Report (Date of earliest event reported)  December 18, 1997
                                                           -----------------


                              VISUAL EDGE SYSTEMS INC.
               ------------------------------------------------------
               (Exact name of registrant as specified in its charter)


        Delaware                     0-20995                     13-3778895
 ------------------------------------------------------------------------------
     (State or other juris-        (Commission               (I.R.S. Employer
   diction of incorporation)       File Number)             Identification No.)


      2424 North Federal Highway, Suite 100, Boca Raton, FL         33431
 -----------------------------------------------------------------------------
     (Address of principal executive offices)                     (Zip Code)


                                  (561) 750-7559
                                  --------------
                (Registrant's telephone number, including area code)



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Item 5.  Other Events

    On December 18, 1997, Visual Edge Systems Inc. (the "Company") and the Cadillac Motor Car Division of General Motors Corporation ("Cadillac") entered into an Amended and Restated Guarantee and Agreement (the "Amended Agreement"), which amended the terms of the Company's prior agreement with Cadillac entered into on August 5, 1997 (the "Original Agreement").

    As was the case with the Original Agreement, the Amended Agreement grants Cadillac the U.S. dealership showroom rights to the Company's One-on-One with Greg Norman concept, allowing Cadillac to offer its customers a free video golf lesson personally analyzed by Greg Norman if they test drive a Cadillac.
 Such dealership showroom rights had been granted exclusively to Cadillac, subject to the limitations on exclusivity set forth below. The Amended Agreement extended the rights to the concept to other General Motors divisions. The Company is to provide each participating Cadillac or General Motors dealership with all marketing materials related to this promotion, including creative for print and radio advertisements, banners and posters.

    While the Original Agreement provided for a test phase period ending on December 31, 1997, after which Cadillac had the right to terminate the Original Agreement at any time through January 31, 1998, the term of the Amended Agreement runs through December 31, 2000, without any reference to a test phase. Provided the Company has enough vans in operation to service all of the Cadillac or General Motors dealers on a nationwide basis, for the period from December 18, 1997 through December 31, 1998, Cadillac has guaranteed to purchase a total of 1,500 "Event Days" from the Company. Each "Event Day" is a day on which one of the Company's One-on-One vans appears at a Cadillac dealership to provide up to 150 instructional videotapes for Cadillac's customers. On or prior to August 31, 1998, the Company must notify Cadillac as to whether the guaranteed number of "Event Days" are scheduled to be conducted by December 31, 1998. If 1,500 "Event Days" are not scheduled and conducted by December 31, 1998, then the Company is no longer obligated to provide its product exclusively to Cadillac, and may offer its product to auto dealerships other than Cadillac and General Motors dealerships. In each of the periods from January 1, 1999 through December 31, 1999 and January 1, 2000 through December 31, 2000, the terms of the Amended Agreement remain the same, except that the number of "Event Days" guaranteed by Cadillac increases to 2,500 in each of such periods. In the event that in any given year the number of actual "Event Days" conducted by the Company is less than the number of "Event Days" guaranteed by Cadillac (1,500 or 2,500, as the case may be), then the Company is no longer obligated to provide its product exclusively to Cadillac; in such event Cadillac, however, has no obligation to pay the Company for the difference between the guaranteed number of "Event Days" and the actual number of "Event Days" provided by the Company to Cadillac dealerships.

    The Company currently has 15 vans in operation, though it believes it will need approximately 25 vans to potentially realize the minimum guarantee of 1500 "Event Days" for 1998. The Company believes that it will require 30 to 35 vans in the years 1999 and 2000 to potentially realize the minimum guarantee of 2500 "Event Days."

                                          2

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(c) Exhibits

    99.1 Amended and Restated Guarantee and Agreement, dated as of December 18, 1997, between Visual Edge Systems Inc. and Cadillac Motor Car Division of General Motors Corporation.







                                          3

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                                      SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of l934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                             VISUAL EDGE SYSTEMS INC.
                            --------------------------
                                   (Registrant)


                             By:  /s/ Earl T. Takefman
                                  ----------------------------
                                  Earl T. Takefman
                                  Chief Executive Officer



Date:  December 30, 1997


                                          4

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                                    EXHIBIT INDEX


    No.
    ---

    99.1 Amended and Restated Guarantee and Agreement, dated as of December 18, 1997, between Visual Edge Systems Inc. and Cadillac Motor Car Division of General Motors Corporation.